Exhibit 5.1

September 25, 2009

Lithia Motors, Inc.
360 East Jackson Street
Medford, Oregon 97501

          Re:      Registration Statement on Form S-3 of Lithia Motors, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Lithia Motors, Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (1) shares of the Company’s Class A common stock, no par value per share (the “Class A Common Stock”); (2) warrants to purchase Class A Common Stock (the “Class A Common Stock Warrants”); (3) shares of the Company’s Preferred Stock, no par value per share (the “Preferred Stock”);(4) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (5) debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities,” and, collectively with the Senior Debt Securities, the “Debt Securities”); (6) warrants to purchase Debt Securities (the “Debt Security Warrants”); (7) fractional interests in Preferred Stock or Debt Securities represented by depositary shares (the “Depositary Shares”); (8) Class A Common Stock, Preferred Stock and Debt Securities that may be issued upon exercise of Securities Warrants (defined below); (9) purchase contracts (the “Purchase Contracts”); (10) units, which are two or more other Securities, in any combination (the “Units”); (11) its guarantees of preferred securities of certain trusts (the “Guarantees”); and (12) such indeterminate amount of other Securities (as defined below) as may be issued in an exchange for or upon conversion of, as the case may be, the Securities. The Class A Common Stock Warrants, Preferred Stock Warrants and Debt Warrants are referred to collectively as the “Securities Warrants,” and the Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants, Purchase Contracts, Units and Guarantees are referred to collectively as the “Securities.”

     The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.

     We have examined the Registration Statement, form of the Class A Common Stock certificate, form of the Preferred Stock certificate, and copies of the Articles of Incorporation, Bylaws and excerpts of minutes of meetings of the Board of Directors of the Company. We have also received from officers of the Company certain other documents, corporate records, certificates and representations concerning factual matters. We have reviewed such other documents and certificates, made such inquiries of public officials, and made such review of laws as we consider necessary for purposes of this opinion. We have relied as to matters of fact upon the above documents and investigation. We have assumed without investigation the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete original documents of all documents submitted to us as certified or photostatic copies.

September 25, 2009

     The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and the depositary named therein (the “Depositary”). The Securities Warrants will be issued under securities warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.” The Purchase Contracts will be issued under a purchase contract agreement (the “Purchase Contract Agreement”) entered into between the Company and a purchase contract agent (the “Purchase Contract Agent”). The Units will be issued under a unit agreement (the “Unit Agreement”) entered into between the Company and a unit agent (the “Unit Agent”).

     Senior Debt Securities will be issued under an indenture, as supplemented by supplemental indentures thereto (as so amended, restated or supplemented, the “Senior Indenture”), between the Company and a trustee named therein (the “Senior Trustee”). Subordinated Debt Securities will be issued under an indenture, as supplemented by the supplemental indentures thereto (as so amended, restated and supplemented, the “Subordinated Indenture”), between the Company and a trustee named therein (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indenture.”

     In rendering the opinions set forth below, we also have assumed that: (1) at the time of the authorization, execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture contemplated to be entered into will be the valid and legally binding obligation of the Senior Trustee; (2) at the time of the authorization, execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture contemplated to be entered into will be the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement contemplated to be entered into will be the valid and legally binding obligation of each Counterparty thereto; (4) at the time of execution, issuance and delivery of any Depositary Shares, the Deposit Agreement contemplated to be entered into will be the valid and legally binding obligation of the Depositary; (5) at the time of execution, issuance and delivery of any Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (6) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent. We have assumed further that at the time of execution, authentication, issuance and delivery of the Senior Debt Securities and the Subordinated Debt Securities, the respective Senior Indenture or Subordinated Indenture relating to such Debt Securities will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of any Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that the Registration Statement and any amendments thereto will have become effective and a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, and that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement.

September 25, 2009

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, when the Registration Statement has become effective under the Securities Act, we are of the opinion that:

     1.           With respect to the Class A Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted, authorized and acting committee of the Board of Directors of the Company (such Board of Directors and committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Class A Common Stock, all in accordance with Oregon law and the Articles of Incorporation and Bylaws of the Company; (b) due issuance and delivery of the Class A Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, and the applicable Prospectus Supplement; and (c) that the total number of shares of Class A Common Stock issued pursuant to the Registration Statement does not exceed the total number of authorized shares of the Class A Common Stock under the Articles of Incorporation, as amended and restated, of the Company less shares outstanding or reserved for issuance, the Class A Common Stock will be validly issued, fully paid and nonassessable.

     2.           With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, all in accordance with Oregon law and the Articles of Incorporation and Bylaws of the Company; (b) due filing of Articles of Amendment designating the terms, rights and preferences of the Preferred Stock; (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, and the applicable Prospectus Supplement; and (d) that the total number of shares of Preferred Stock issued pursuant to the Registration Statement does not exceed the total number of authorized shares of the Preferred Stock under the Articles of Incorporation, as amended and restated, of the Company less shares outstanding or reserved for issuance, the Preferred Stock will be validly issued, fully paid and nonassessable.

     3.           With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board to approve the issuance and terms of the Debt Securities, the terms of the offering thereof, the execution and delivery of a related Indenture, and related matters and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such other agreement, and the applicable Prospectus Supplement, such Debt Securities will constitute valid and legally binding obligations of the Company.

     4.           With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such other agreement, and the applicable Prospectus Supplement, such Securities Warrants will constitute valid and legally binding obligations of the Company.

September 25, 2009

      5.           With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (i) the issuance of the Preferred Stock with respect to any Preferred Stock represented by such Depositary Shares, (ii) the issuance and terms of the Debt Securities with respect to any Debt Securities represented by such Depositary Shares, the terms of the offering of such Debt Securities, the execution and delivery of a related Indenture, and related matters, and (iii) the execution and delivery of a related Deposit Agreement in the form filed as an exhibit to the Registration Statement; (b) the due filing of Articles of Amendment designating the terms, rights and preferences of any such Preferred Stock represented by the Depositary Shares; (c) the due issuance and delivery to the Depositary of any such Preferred Stock represented by the Depositary Shares; (d) the due execution, authentication, issuance and delivery to the Depositary of any such Debt Securities represented by the Depositary Shares; and (e) the due execution, issuance and delivery of depositary receipts evidencing the Depositary Shares against deposit of the Preferred Stock or Debt Securities in accordance with the Deposit Agreement, upon payment of the consideration for such Depositary Shares as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and any applicable Indenture and such other agreement, and the applicable Prospectus Supplement, depositary receipts evidencing the Depositary Shares will constitute valid and legally binding obligations of the Company.

     6.           With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of a related Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such other agreement, and the applicable Prospectus Supplement, such Purchase Contracts will constitute valid and legally binding obligations of the Company.

     7.           With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (i) the issuance and terms of the Units, (ii) the execution and delivery of a related Unit Agreement in the form filed as an exhibit to the Registration Statement, (iii) the issuance of the Class A Common Stock with respect to any Class A Common Stock that is a component of the Units, (iv) the issuance of the Preferred Stock with respect to any Preferred Stock that is a component of the Units, (v) the issuance and terms of the Debt Securities with respect to any Debt Securities that are a component of the Units, the terms of the offering of such Debt Securities, the execution and delivery of a related Indenture, and related matters, (vi) the execution and delivery of a related Warrant Agreement with respect to any Securities Warrants that are a component of the Units in the form filed as an exhibit to the Registration Statement, (vii) the execution and delivery of a related Purchase Contract Agreement with respect to any Purchase Contracts that are a component of the Units in the form filed as an exhibit to the Registration Statement (viii) the issuance of the Preferred Stock or the issuance and terms of the Debt Securities represented by the Depositary Shares with respect to any Depositary Shares that are a component of the Units, the terms of the offering of any such Debt Securities, the execution and delivery of a related Indenture, and related matters, and (ix) the execution and delivery of a related Deposit Agreement with respect to any Depositary Shares that are a component of the Units in the form filed as an exhibit to the Registration Statement; (b) the due filing of Articles of Amendment designating the terms, rights and preferences of any such Preferred Stock; (c) the due, execution in the case of Units and depositary receipts evidencing Depositary Shares, execution and authentication in the case of Debt Securities, execution and countersignature in the case of Securities Warrants and Purchase Contracts, issuance and delivery of

September 25, 2009

(i) the Units, (ii) such Class A Common Stock, (iii) such Preferred Stock, (iv) such Debt Securities, (v) such Securities Warrants, (vi) such Purchase Contracts and (vii) such depositary receipts evidencing Depositary Shares against deposit of the Preferred Stock or Debt Securities in accordance with the Deposit Agreement, in each case upon payment of the consideration therefore provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the applicable Indenture in the case of Debt Securities, the applicable Warrant Agreement in the case of Securities Warrants, the applicable Purchase Contract Agreement in the case of Purchase Contracts, the applicable Deposit Agreement and any applicable Indenture in the case of Depositary Shares, the applicable Supplemental Prospectus and otherwise in accordance with the Unit Agreement and such other agreement, such Units will constitute valid and legally binding obligations of the Company.

     8.           With respect to the Guarantees, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of the Guarantees in the form filed as an exhibit to the Registration Statement, (b) the funding of the debt underlying such Guarantees; (c) the execution and delivery of the Indenture and other documents relating to such underlying debt, and (d) the execution, authentication, issuance and delivery of the Debt Securities relating thereto in accordance with the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of the requisite consideration therefore provided therein, the Guarantees will constitute valid and legally binding obligations of the Company.

     Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (1) bankruptcy, insolvency, receivership, conservatorship, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors now or hereafter in effect, (2) general equitable principles (whether considered in a proceeding in equity or at law); (3) implied covenants of good faith and fair dealing, and (4) the application of principles of public policy.

     This opinion is limited to the laws of the State of Oregon and applicable federal laws of the United States of America, and to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our name under the caption “Legal Matters” in the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to Amendment No. 1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

Very truly yours,

               ROBERTS KAPLAN LLP